UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2011

OSAGE EXPLORATION AND DEVELOPMENT, INC.
(Exact name of small business issuer as specified in its charger)

Delaware	0-52718	26-0421736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2445 5th Avenue, Suite 310 San Diego, CA 92131	(619) 677-3956
(Address of principal executive offices)	(Issuer’s telephone number)

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 6, 2011, we issued a $200,000 secured promissory note (“Secured Promissory Note”) to E. Peter Hoffman, Jr. (“Hoffman”), an individual investor and an owner of more than 10% of the issued and outstanding shares of the Company’s common stock for gross proceeds of $200,000.  The Secured Promissory Note matures August 6, 2011, has a loan fee and prepaid interest of 250,000 shares of common stock, $0.0001 par value issued at closing, and is secured by an assignment of the Company’s future oil and gas leases in Logan County, OK.   The Company is only permitted to use the proceeds from the Secured Promissory Note to acquire additional oil and gas leases.

In addition, the Company amended its $500,000 Secured Promissory Note issued to Blackrock Management, Inc. (the “Blackrock Secured Promissory Note), maturing May 24, 2011 to allow Hoffman to receive, as collateral, all future oil and gas leases in Logan County, OK.  The Company further agreed that, as long as the Blackrock Secured Promissory Note is outstanding, it will keep a minimum of $50,000 in the bank account of Cimarrona, LLC, the Company’s wholly owned subsidiary.  There is no relation between Hoffman and Blackrock Management, Inc.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01, above, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 with regard to the issuance of 250,000 shares of the Company’s common stock to Hoffman  is hereby incorporated by reference into this Item 3.02.  The foregoing securities were issued pursuant to Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder and a restrictive legend was placed thereon.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit 10.1*	Form of Secured Promissory Note
Exhibit 10.2*	Form of Escrow Agreement
Exhibit 10.3*	Form of Assignment of Oil and Gas Leases
Exhibit 10.4*	Form of Mortgage
Exhibit 10.5*	Form of Amended Promissory Note

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

OSAGE EXPLORATION AND DEVELOPMENT, INC. (Registrant)

Date: April 7, 2011	By:	/s/ Kim Bradford
Kim Bradford
President and Chief Executive Officer